Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

j2 GLOBAL HOLDINGS, INC.

j2 Global Holdings, Inc., a corporation organized and existing under the Laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is j2 Global Holdings, Inc.

2.	Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by deleting the name “j2 Global Holdings, Inc.” and replacing therefor the name “j2 Global, Inc.”

3.	The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment shall become effective as of 4:07 p.m. Eastern Time on June 10th, 2014.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate as of this 10th day of June, 2014.

j2 GLOBAL HOLDINGS, INC.

/s/ Jeffrey D. Adelman
By:	Jeffrey D. Adelman
Title:	Vice President, General Counsel and Secretary